SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): August 15, 2003



                             ENERGAS RESOURCES, INC.
                        ------- ------------------------
             (Exact name of Registrant as specified in its charter)



     Delaware                        0-33259                   73-1620724
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(State or other jurisdiction   (Commission File No.)       (IRS Employer
of incorporation)                                          Identification No.)



            800 Northeast 63rd Street, Oklahoma City, Oklahoma 73105 (Address of principal executive offices, including Zip Code)


        Registrant's telephone number, including area code: (405) 879-1752
                                                            ---------------




                                       N/A
                     --------------------------------- ----
          (Former name or former address if changed since last report)




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Item 2.  Acquisition or Disposition of Assets

      In August 2003 the Company acquired 31 producing wells, approximately 28 miles of pipeline, two compressor stations and approximately 23,000 leased and 8,500 optioned acres. All of the acquired properties are located in the Appalachian Basin of eastern Kentucky. The Company believes annual revenues from the producing wells and the pipeline exceed $500,000.

      The properties were acquired from three private corporations for $3,000,000 in convertible notes. The notes bear interest at 8.5% per year and are due in August 2023. At any time prior to August 1, 2023 all or any part of the unpaid principal or interest may be converted into shares of the Company's common stock on the basis of one share of common stock for every dollar of note principal or interest converted.

Item 7.  Financial Statements and Exhibits

(a)  The financial statements required by this Item will be filed by amendment

(b)  The financial statements required by this Item will be filed by amendment

(c)  Exhibits

        No exhibits are filed with this report

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   August 27, 2003
                                          ENERGAS RESOURCES, INC.


                                          By:  /s/ George Shaw
                                               --------------------------------
                                              George Shaw
                                              President